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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this
Registration Statement on Form S-4 (No. 333-      ) of Chancellor Media
Corporation of Los Angeles of our report dated May 2, 1997 relating to the financial statements of Century Chicago Broadcasting, L.P., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.

PRICE WATERHOUSE LLP

Chicago, Illinois
September 25, 1997